VOTING AGREEMENT

by and between

GRIP ACQUISITION CORPORATION

and

CARVER PARTNERS LP

Dated as of December 5, 2006

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TABLE OF CONTENTS
(continued)

		Page

Section 6.13	Remedies Cumulative	7
Section 6.14	Counterparts; Effectiveness; Execution	7
Section 6.15	Specific Performance	7
Section 6.16	Submission to Jurisdiction	8
Section 6.17	Waiver of Jury Trial	8
Section 6.18	Action in Shareholder Capacity Only	8

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VOTING AGREEMENT

        THIS VOTING AGREEMENT (this “Agreement”) is dated as of December 5, 2006, by and between Grip Acquisition Corporation, an Iowa corporation (“MergerCo”) and Carver Partners LP (“Shareholder”).

RECITALS

        WHEREAS, simultaneously with the execution of this Agreement, MergerCo, Bidder, a Nevada corporation (“ParentCo”), and Target, an Iowa corporation (the “Company”), have entered into an Agreement and Plan of Merger (as it may be amended, supplemented, modified or waived from time to time, the “Merger Agreement”), which provides, among other things, for the Merger of MergerCo with and into the Company, upon the terms and subject to the conditions set forth therein;

        WHEREAS, Shareholder is the record and Beneficial Owner of, and has the sole right to vote and dispose of, the number and class of Shares set forth below Shareholder’s name on the signature page hereto; and

        WHEREAS, as a condition to MergerCo entering into the Merger Agreement and incurring the obligations therein, MergerCo has required that Shareholder enter into this Agreement.

        NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

        Section 1.1    Capitalized Terms. Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

        Section 1.2    Other Definitions. For the purposes of this Agreement:

        (a)     “Beneficial Owner” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).

        (b)     “Expiration Time” has the meaning set forth in Section 2.1.

        (c)     “Owned Shares” means the Shares Beneficially Owned by Shareholder as of the date of this Agreement and set forth below his or its name on the signature page hereto and any Shares acquired or that otherwise become Beneficially Owned by Shareholder on or after the date of this Agreement; provided, however, that the term “Owned Shares” shall not include Shares for which the Shareholder only has the right to acquire unless such Shares are acquired.

        (d)     “Permitted Transferee” means (i) the Shareholder; (ii) the spouse of the Shareholder; (iii) any parent and any lineal descendant (including any adopted child) of any parent of the Shareholder or of the Shareholder’s spouse; (iv) any trustee, guardian or custodian for, or any executor, administrator or other legal representative of the estate of, any of the foregoing Permitted Transferees; (v) the trustee of a trust (including a voting trust) principally for the benefit of Shareholder and/or any of Shareholder’s Permitted Transferees; and (vi) any corporation, partnership or other entity if a majority of the beneficial ownership thereof is held by the Shareholder and/or any of Shareholder’s Permitted Transferees.

        (e)     “Representative” means, with respect to any particular Person, any director, officer, employee, consultant, accountant, legal counsel, investment banker or other representative of such Person.

        (f)     “Shares” has the meaning ascribed thereto in the Merger Agreement, and will also include for purposes of this Agreement all other voting securities into which Shares may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the Shares and entitled to vote in respect of the matters contemplated by Article II.

        (g)     “Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, encumbrance or other disposition of such security or the Beneficial Ownership thereof (including by operation of Law), or the entry into any Contract to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security, but excluding, in each case, the conversion of Class B Common Stock into Common Stock.

ARTICLE II
AGREEMENT TO VOTE

        Section 2.1    Agreement to Vote. Subject to the terms and conditions hereof, Shareholder, in his or its capacity as a shareholder of the Company, irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Expiration Time”), at any meeting (whether annual or special, and at each adjourned or postponed meeting) of the Company’s shareholders, however called, for the purpose of, or in connection with any written consent of the Company’s shareholders with respect to, seeking shareholder approval of the Merger Agreement (a “Shareholder Meeting”), Shareholder will (x) appear at such meeting or otherwise cause the Owned Shares to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any and (y) vote, or cause to be voted (including by written consent, if applicable), all of the Owned Shares (A) in favor of the adoption of the Merger Agreement (whether or not recommended by the Company Board or any committee thereof) and the approval of the transactions contemplated thereby, including the Merger, (B) against any Takeover Proposal submitted by the Company for a vote by its shareholders, (C) against any proposal made in opposition to, or in competition or inconsistent with, the Merger Agreement or the Merger, including the adoption thereof or the consummation thereof, and (D) against any extraordinary dividend by the Company or change in the capital structure of the Company (other than pursuant to or as expressly permitted by the Merger Agreement).

        Section 2.2    Additional Shares. Shareholder hereby agrees, while this Agreement is in effect, to promptly notify MergerCo of the number of any new Shares with respect to which Beneficial Ownership is acquired by Shareholder, if any, after the date hereof and before the Expiration Time. Any such Shares shall automatically become subject to the terms of this Agreement as though owned by Shareholder as of the date hereof.

        Section 2.3    Restrictions on Transfer, Etc. Except as provided for herein, Shareholder agrees, from the date hereof until the Expiration Time, not to (i) directly or indirectly Transfer any Owned Shares other than any Transfer to a Permitted Transferee, but only if, in each case, prior to the effectiveness of the Transfer, the Permitted Transferee of such Owned Shares agrees in writing to be bound by the terms hereof (or an agreement that is substantively identical to this Agreement) and notice of such Transfer, including the name and address of the Permitted Transferee, is delivered to MergerCo pursuant to Section 6.1 hereof; provided that Transfers to minor children shall be to their legal custodians who have the capacity and authority to be bound by the terms hereof on behalf of such minor children; and provided, further, that Shareholder shall remain jointly and severally liable for the breaches by any Permitted Transferees of the terms hereof, (ii) tender any Owned Shares into any tender or exchange offer or otherwise or (iii) except as provided in Section 2.4 of this Agreement, grant any proxy with respect to the Owned Shares, deposit the Owned Shares into a voting trust, enter into a voting agreement with respect to any of the Owned Shares or otherwise restrict the ability of Shareholder freely to exercise all voting rights with respect thereto (except for Transfers to Permitted Transferees as described in subclause (i) above). Any action attempted to be taken in violation of the preceding sentence will be null and void. Shareholder further agrees to authorize and request MergerCo and the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Owned Shares (other than in respect of Transfers expressly permitted by this Section 2.3) and that this Agreement places limits on the voting of the Owned Shares.

        Section 2.4    Proxies. Shareholder hereby revokes any and all previous proxies granted with respect to his Owned Shares. By entering into this Agreement, subject to the last sentence of this Section 2.4, Shareholder hereby grants a proxy appointing each of Kenneth Weaver, Saul Solomon and Gary Garfield, each with full power of substitution, as Shareholder’s attorney-in-fact and proxy, for and in Shareholder’s name, to be counted as present, vote, and express consent or dissent with respect to his Owned Shares, in each case, solely on the matters set forth in, and in the manner contemplated by, Section 2.1. The proxy granted by Shareholder pursuant to this Section 2.4 is, subject to the last sentence of this Section 2.4, irrevocable and is coupled with an interest, in accordance with Section 490.722(4) of the IBCA, and is granted in order to secure Shareholder’s performance under this Agreement. If Shareholder fails for any reason to be counted as present, consent or vote the Owned Shares in accordance with the requirements of Section 2.1 above (or anticipatorily breaches such section), then MergerCo shall have the right to cause to be present, consent or vote Shareholder’s Owned Shares in accordance with the provisions of Section 2.1. The proxy granted by Shareholder shall be automatically revoked upon termination of this Agreement in accordance with its terms.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        Section 3.1    Representations and Warranties of Shareholder. Shareholder represents and warrants to MergerCo as of the date of this Agreement, as of the date of any Company Shareholders Meeting (and as of the date of any adjournment or postponement thereof) and as of the date of the execution of any written Shareholder consent permitted under this Agreement or consented to by MergerCo, as follows:

        (a)     Shareholder has the requisite capacity and authority to execute and deliver this Agreement and to fulfill and perform his or its obligations hereunder. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a legal, valid and binding agreement of Shareholder enforceable by MergerCo against Shareholder in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles.

        (b)     Shareholder is the record and Beneficial Owner, free and clear of any Liens (other than those arising under this Agreement) of the Owned Shares and, except as provided in this Agreement, has full and unrestricted power to dispose of and vote all of the Owned Shares without the consent or approval of, or any other action on the part of any other Person, and has not granted any proxy inconsistent with this Agreement that is still effective or entered into any voting or similar agreement with respect to, the Owned Shares. The Owned Shares set forth below Shareholder’s name on the signature page hereto constitute all of the capital stock of the Company that is Beneficially Owned by Shareholder as of the date hereof, and Shareholder does not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares or any securities convertible into Shares (excluding Class B Common Stock convertible into Common Stock, Stock Options, Restricted Stock, Company RSUs, Performance Shares, and Company PUs).

        (c)     Other than the filing by Shareholder of any reports with the SEC required by Section 13(d) or 16(a) of the Exchange Act, none of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof (i) requires any consent or other Permit of, or filing with or notification to, any Governmental Entity or any other Person by Shareholder, (ii) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any organizational document or Contract to which Shareholder is a party or by which Shareholder or any of Shareholder’s properties or assets (including the Owned Shares) may be bound, (iii) violates any Order or Law applicable to Shareholder or any of Shareholder’s properties or assets (including the Owned Shares) or (iv) results in a Lien upon any of Shareholder’s properties or assets (including the Owned Shares).

        Section 3.2    Representations and Warranties of MergerCo. MergerCo represents and warrants to Shareholder as of the date of this Agreement, as of the date of any Company Shareholders Meeting (and as of the date of any adjournment or postponement thereof) and as of the date of the execution of any written Shareholder consent permitted under this Agreement or consented to by MergerCo, as follows:

        (a)     MergerCo is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Iowa and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted. MergerCo has all necessary corporate or other power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by MergerCo and the consummation by MergerCo of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of MergerCo.

        (b)     This Agreement has been duly and validly executed and delivered by MergerCo and constitutes a legal, valid and binding agreement of MergerCo enforceable by Shareholder against MergerCo in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles.

        (c)     None of the execution and delivery of this Agreement by MergerCo, the consummation by MergerCo of the transactions contemplated hereby or compliance by MergerCo with any of the provisions hereof (i) requires any consent or other Permit of, or filing with or notification to, any Governmental Entity, (ii) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any organizational document or Contract to which MergerCo is a party or by which MergerCo or any of MergerCo’s properties or assets may be bound, (iii) violates any Order or Law applicable to MergerCo or any of MergerCo’s properties or assets or (iv) results in a Lien upon any of MergerCo’s properties or assets.

ARTICLE IV
ADDITIONAL COVENANTS OF THE SHAREHOLDER

        Section 4.1    Waiver of Appraisal Rights. Shareholder hereby waives any rights of appraisal or rights of dissent from the Merger that Shareholder may have.

        Section 4.2    Disclosure. Shareholder, severally and not jointly, hereby authorizes MergerCo and the Company to publish and disclose in any announcement or disclosure required by the SEC, including the Company Proxy Statement, Shareholder’s identity and ownership of the Owned Shares and the nature of Shareholder’s obligation under this Agreement, provided that Shareholder is provided with a reasonable opportunity to review and comment on such disclosure.

        Section 4.3    Non-Interference; Further Assurances. Shareholder agrees that, prior to the termination of this Agreement, Shareholder shall not take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by Shareholder of his or its obligations under this Agreement. Shareholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by MergerCo to confirm and assure the rights and obligations set forth in this Agreement or to consummate the transactions contemplated by this Agreement.

        Section 4.4    No Solicitation. Subject to Section 6.18, Shareholder agrees in his or its capacity as a shareholder that Shareholder shall not, and shall cause his or its Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage (including by way of providing information) or facilitate any inquiries, proposals or offers with respect to, or the making, or the completion of, a Takeover Proposal, (ii) participate or engage in any discussions or negotiations with, or furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to, or otherwise cooperate with or assist any Person in connection with a Takeover Proposal, (iii) approve, endorse or recommend any Takeover Proposal, (iv) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to a Takeover Proposal, or (v) resolve, propose or agree to do any of the foregoing, including any agreement with respect to Shareholder’s potential investment in connection with any transaction or resulting entity. If, prior to the Expiration Time, Shareholder receives a proposal with respect to the sale of Shares in connection with a Takeover Proposal, then Shareholder will promptly (and in any event within 24 hours) inform the Company and MergerCo of the identity of the Person making, and the material terms of, such proposal, unless the Company has provided notice of such proposal.

ARTICLE V
TERMINATION

        Section 5.1    Termination. This Agreement will terminate without further action at the Expiration Time.

        Section 5.2    Effect of Termination. Upon termination of this Agreement, the rights and obligations of all the parties will terminate and become void without further action by any party except for the provisions of Section 5.1, this Section 5.2 and Article VI, which will survive such termination. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any breach of this Agreement prior to the time of termination.

ARTICLE VI
GENERAL

        Section 6.1    Notices. Any notice, request, instruction or other communication under this Agreement will be in writing and delivered by hand or overnight courier service or by facsimile, (i) if to Shareholder, to the address set forth below his name on the signature page hereto, and (ii) if to MergerCo, in accordance with Section 8.7 of the Merger Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (A) if delivered by hand or overnight courier service, when such delivery is made at the address specified in this Section 6.1, or (B) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 6.1 and appropriate confirmation is received.

        Section 6.2    No Third Party Beneficiaries, Etc. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement, or to make Shareholder responsible for any of the Company’s obligations under the Merger Agreement.

        Section 6.3    Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Iowa, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.

        Section 6.4    Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (i) the parties to this Agreement shall negotiate in good faith a suitable and equitable provision to be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

        Section 6.5    Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or part (whether by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempt to do so will be null and void.

        Section 6.6    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

        Section 6.7    Interpretation. The headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement. Definitions apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles and Sections refer to Articles and Sections of this Agreement unless the context requires otherwise. The words “include,”“includes” and “including” are not limiting and will be deemed to be followed by the phrase “without limitation.” The phrases “herein,”“hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be inclusive and not exclusive unless the context requires otherwise. Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (i) in the case of agreements, documents or instruments, by waiver or consent and (ii) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person will refer to its predecessors and successors and permitted assigns.

        Section 6.8    Amendments. This Agreement may not be amended except by written agreement signed by all of the parties to this Agreement.

        Section 6.9    Extension; Waiver. At any time prior to the Expiration Time, MergerCo, on the one hand, and Shareholder, on the other hand, may (i) extend the time for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (iii) unless prohibited by applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

        Section 6.10    Fees and Expenses. Except as expressly provided in this Agreement, each party is responsible for its own fees and expenses (including the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entry into of this Agreement and the consummation of the transactions contemplated hereby.

        Section 6.11    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

        Section 6.12    Rules of Construction. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive, in respect of this Agreement, the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

        Section 6.13    Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

        Section 6.14    Counterparts; Effectiveness; Execution. This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement may be executed by facsimile signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

        Section 6.15    Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 6.16    Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the District Court of Iowa, Scott County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Southern District of Iowa. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.1 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 6.16, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 6.17    Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (i) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (ii) such party has considered the implications of this waiver, (iii) such party makes this waiver voluntarily and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.17.

        Section 6.18    Action in Shareholder Capacity Only. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that this Agreement is entered into by Shareholder solely in his capacity as the Beneficial Owner of the Owned Shares and nothing in this Agreement shall in any way restrict, limit or otherwise affect any action taken or to be taken (or failure to act) by Shareholder in his capacity as a director, officer, employee or other agent of the Company or any of its Subsidiaries (but not in his capacity as a shareholder of the Company) and the taking of any actions (or failure to act) in his capacity as a director, officer, employee or other agent of the Company or any of its Subsidiaries will not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

        IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first written above.

SHAREHOLDER:

Carver Partners LP

By:	Carver Management LLC, its General Partner

By:	/s/ Martin G. Carver Martin G. Carver

By:	/s/ Roy J. Carver, Jr. Roy J. Carver, Jr.

Owned Shares:	2,615,685 shares of Common Stock 3,346,060 shares of Class A Common Stock

Address for Notices to Shareholder:

c/o Martin G. Carver
Bandag, Incorporated
2905 North Highway 61
Muscatine, Iowa 52761-5886

copies to:

Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Fax: (414) 297-4900
Attention: Jay O. Rothman, Esq.

        IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first written above.

GRIP ACQUISITION CORPORATION
By: /s/ Saul Solomon
Name: Saul Solomon
Title: President